EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-200366),

(2)	Registration Statement (Form S-3 No. 333-208291),

of our reports dated February 29, 2016, with respect to the consolidated financial statements of Virgin America Inc. and the effectiveness of internal control over financial reporting of Virgin America Inc., included in this Annual Report (Form 10-K) of Virgin America Inc. for the year ended December 31, 2015.

/s/ Ernst & Young LLP

San Francisco, CA

February 29, 2016